UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 15, 2010

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)(1) On July 15, 2010, the Board of Directors (the “Board”) of Infinera Corporation (the “Company”) appointed Paul Milbury to the Board as a Class II director.

(2) There are no arrangements or understandings between Mr. Milbury and any other persons pursuant to which Mr. Milbury was selected as a director of the Company.

(3) Mr. Milbury was named to the Board’s Audit and Compensation Committees.

(4) There are no transactions in which Mr. Milbury has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(5) Mr. Milbury will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. As part of this compensation, on July 15, 2010, the Board granted Mr. Milbury a stock option to purchase 100,000 shares of the Company’s common stock with an exercise price per share equal to the closing price of the Company’s common stock on the date of grant. The option shall vest as to  1/2 of the shares on the one-year anniversary of the date of grant and as to 1/24th of the shares each month thereafter, subject to Mr. Milbury’s continued service to the Company.

On July 15, 2010, based on the recommendation of the Nominating and Governance Committee of the Board, the Board approved new cash compensation levels for non-employee members of the Board. In particular, each non-employee director will receive an annual retainer of $40,000, fees of $2,000 per meeting of the Board attended in person and $1,000 per meeting attended telephonically. In addition, the Chairperson of each of the Audit, Compensation and Nominating and Governance Committee will receive supplemental annual retainers of $30,000, $16,000 and $10,000 respectively, and each other Board member who is on each of the Audit, Compensation and Nominating and Governance Committee will receive supplemental annual retainers of $12,500, $8,000 and $5,000 respectively. Mr. Milbury will receive cash compensation consistent with these new compensation guidelines.

Mr. Milbury will also enter into a director indemnification agreement with the Company in the form previously filed with the SEC.

A copy of the Company’s July 19, 2010 press release announcing Mr. Milbury’s election to the Board is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated July 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: July 19, 2010	By:	/s/ Michael O. McCarthy III
Michael O. McCarthy III Chief Legal and Administrative Officer